UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2019

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events.
Amended and Restated Share Redemption Program
On November 7, 2019, the Board of Directors (the “Board”) of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) amended and restated the Registrant’s share redemption program (“SRP”), effective as of December 12, 2019, in order to (i) provide for redemptions sought upon a stockholder’s determination of incompetence or incapacitation; and (ii) clarify the circumstances under which a determination of incompetence or incapacitation will entitle a stockholder to such redemptions; and (iii) make certain other clarifying changes.
This Current Report on Form 8-K serves as the 30 days’ notice of the amendment and restatement of the SRP per the terms of the program. These changes will take effect beginning with fourth quarter redemption requests which will be processed in early January 2020. The foregoing description of the amended and restated SRP is subject to, and qualified in its entirety by, the full text of the amended and restated SRP, which is incorporated herein by reference as Exhibit 4.1 hereto.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
4.1    Amended and Restated Share Redemption Program of the Registrant.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: November 12, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary